UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

One Horizon Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36530	46-3561419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 NE 81st Street

Miami, Florida 33138

(Address of principal executive offices)(Zip Code)

+44(0)20 7409 5248

(Registrant’s telephone number)

34 South Molton Street, London W1K 5RG, United Kingdom

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2019, One Horizon Group, Inc. (“OHGI”) entered into an Exchange Agreement (the “Exchange Agreement”) with MAHAM LLC (“MAHAM”), all of the members of MAHAM (each, a “Member” and collectively, the “Members”), and Skylar Hauswirth as the representative of the Members (the “Members’ Representative”). Pursuant to the terms of the Exchange Agreement, OHGI agreed to acquire from each Member, and each Member agreed to sell and transfer to OHGI, a number of membership interests in MAHAM (collectively, the “Member Interests”) representing 51% of the fully diluted Member Interests held by such Member, so as to be a total of 51% of all of the Member Interests, in exchange for the issuance to the Members of shares of OHGI common stock.

Pursuant to the terms of the Exchange Agreement, on the closing date, each of the Members agreed to transfer to OHGI 51% of their respective percentages of Member Interests, representing in the aggregate, 51% of the all of the Member Interests on a fully diluted basis. In exchange for the transfer of such Member Interests, OHGI agreed to deliver, subject to the conditions of the Exchange Agreement, including the obtaining of OHGI shareholder approval, a number of unregistered shares of OHGI common stock equal to (i) 25% of the dollar value the Members have invested in MAHAM to date, with all non-cash investment based equity owned by Members will be exchanged at the same valuation as the valuation of MAHAM at the time that such non-cash investment based equity was issued, divided by (ii) the market value of OHGI common stock, determined in accordance with the terms of the Exchange Agreement, as of the closing date. Accordingly, as of the closing, OHGI will become a member of MAHAM.

The Exchange Agreement includes customary representations, warranties and covenants by the respective parties. The Exchange Agreement may be terminated by mutual written consent of the parties

●	By any of the parties if there is in effect a final non-appealable order, judgment, injunction or decree entered by or with any governmental authority restraining, enjoining or otherwise prohibiting consummation of the transactions pursuant to the Exchange Agreement,

●	By OHGI if there has been a material breach of any representation, warranty, covenant or agreement on the part of MAHAM or the Members and such breach has not been cured within ten (10) days after notice of breach,

●	By the Members’ Representative and MAHAM acting jointly if there has been a material breach of any representation, warranty, covenant or agreement on the part of OHGI and such breach has not been cured within ten (10) days after notice of breach,

●	By the Members’ Representative and MAHAM acting jointly, or by OHGI if the closing has not occurred by June 30, 2019, provided, however, that (i) if the closing has not occurred by such date due to a breach of the Exchange Agreement by OHGI, OHGI will not have the right to terminate, and (ii) if the closing has not occurred by such date due to a breach of the Exchange Agreement by any Member of the Members’ Representative or MAHAM, the Members’ Representative and MAHAM will not have the right to terminate, or

●	By OHGI if it determines, prior to closing, that its due diligence review of MAHAM is not satisfactory to OHGI.

Consummation of the Offer is subject to various conditions, including among others, that OHGI will have obtained approval, by shareholders holding at least a majority of the voting power of OHGI’s outstanding capital stock, of the issuance of OHGI securities in connection with the transactions contemplated under the Exchange Agreement. Pursuant to Section 5635(a) of the Listing Rules of The Nasdaq Stock Market, OHGI will obtain the affirmative vote of the holders of a majority of the votes cost prior to closing the transaction contemplated under the Exchange Agreement.

Closing of the transaction contemplated under the Exchange Agreement is not subject to a financing condition.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On February 21, 2019, the Company issued a press release announcing that it had entered into the Exchange Agreement. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Exchange Agreement dated as of February 20, 2019.
99.1	Press Release issued on February 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: February 21, 2019	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer